EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
=====================

RIDGEFIELD, CT, APRIL 15, 2005--The management of Global Matrechs, Inc. (the "Company"), in consultation with its independent registered public accounting firm, has concluded that the Company's historical financial statements for fiscal 2000 through fiscal 2003 and for the first three fiscal quarters of 2004 accounted incorrectly for certain convertible preferred stock instruments. As such, the management has concluded that the Company's historical financial statements should no longer be relied upon. The Company does not intend to restate the historical financial information contained in the annual and quarterly reports for the periods noted above. However, the Company will be presenting restated financial information for those periods required to be presented in its annual report on Form 10-KSB for the year ended December 31, 2004. The Company also intends to include in its annual report on Form 10-KSB for the year ended December 31, 2004 a 5-year reconciliation of financial information which will highlight the differences resulting from the application of the change in accounting treatment to its historical financial statements. Due to the Company's limited personnel and financial resources and the substantial time requirements associated with the review of the Company's historical accounting practices and restatement of its historical financial statements, the Company will be unable to file its annual report on Form 10-KSB within the timeframe required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. We intend to file our Form 10-KSB promptly after the accounting issues described above are resolved.

We expect our financial statements in our upcoming annual report on Form 10-KSB to show negligible revenues, continued losses, and an increase in the number of outstanding shares of our common stock from 19,005,507 as of November 5, 2004 (as reported in our quarterly report on Form 10-Q for the quarter ended September 30, 2004) to approximately 66,000,000. This increase is primarily attributable to conversions of preferred stock into common stock.

ABOUT GLOBAL MATRECHS: CT-based Global Matrechs, Inc. is a public company (OTC
BB: GMTH; www.globalmatrechs.com) and licensed technologies business specializing in emerging technologies for nuclear energy storage and containment, Homeland Security and the environmental and chemical industries.


"FORWARD-LOOKING STATEMENTS"

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Company officials during presentations are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "hopes," "seeks," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.


Some of the factors that could significantly impact these forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technologies; the failure of the Company's products and technologies to become commercially marketable; our ability or inability to obtain financing; the loss of key personnel; changes in financial markets and general economic conditions; and, disputes as to the Company's intellectual property rights, including the Company's rights to the technologies that it licenses. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, its licenses, products, economic and market factors and the sectors in which the Company does business, among other things. These statements are not guarantees of future performance and the Company has no specific intention to update these statements. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.

Contact:

Global Matrechs, Inc.
Jacquelyn Rostow
203-431-6665

or

Investor Relations, 866-269-5056
Email: info@globalmatrechs.com
Source: Global Matrechs, Inc.